Exhibit 99.1

Teradyne Reports Third Quarter 2013 Results

Q3’13 revenue of $433 million, up 1% from Q2’13 and down 6% from Q3’12

Q3’13 orders of $271 million, down 43% from Q2’13 and up 17% from Q3’12

Q3’13 diluted non-GAAP net income of $0.46 per share, up from $0.43 per share in Q2’13 and down from $0.53 per share in Q3’12. Q3’13 diluted GAAP net income of $0.29 per share

Q4’13 guidance: Revenue of $260 million to $285 million; Diluted non-GAAP net income of $0.00 to $0.07 per share; Diluted GAAP net income of $0.04 to $0.08 per share

NORTH READING, Mass. – October 23, 2013 – Teradyne, Inc. (NYSE: TER) reported revenue of $433 million for the third quarter of 2013 of which $304 million was in Semiconductor Test, $93 million in Wireless Test and $36 million in System Test. On a non-GAAP basis, Teradyne’s net income in the third quarter was $95.0 million, or $0.46 per diluted share, which excluded acquired intangible asset amortization, non-cash convertible debt interest, and included income taxes on a cash basis. GAAP net income for the third quarter was $69.5 million, or $0.29 per diluted share.

Bookings in the third quarter of 2013 were $271 million of which $207 million were in Semiconductor Test, $40 million in Wireless Test and $24 million in System Test.

“Despite industry-wide lower capital spending this year, we’ve achieved solid operating results and market share momentum through three quarters,” said CEO, Mike Bradley. “Consistent with prior years, we’re projecting the normal seasonal slowdown in the fourth quarter, but at somewhat higher revenue levels than we experienced at this time last year. We continue to make progress in mobility applications in both Semiconductor Test and LitePoint and will be well-positioned for any expected market growth in 2014.”

Guidance for the fourth quarter of 2013 is revenue of $260 million to $285 million with non-GAAP net income per diluted share of $0.00 to $0.07 and GAAP net income per diluted share of $0.04 to $0.08. Non-GAAP net income guidance excludes a gain from the sale of an equity investment, acquired intangible asset amortization, non-cash convertible debt interest and includes income taxes on a cash basis.

Webcast

A conference call to discuss the third quarter of 2013 results, along with management’s business outlook is scheduled at 10 a.m. EDT, Thursday, October 24, 2013. The call will be broadcast simultaneously over the Internet. Interested investors should access the webcast at www.teradyne.com and click on “Investors” at least five minutes before the call begins. Presentation materials will be available at www.teradyne.com at 10 a.m. EDT.

A replay will be available approximately two hours after the completion of the call. The replay number in the U.S. & Canada is 855-859-2056. The replay number outside the U.S. & Canada is 404-537-3406. The pass code for both numbers is 76276015. A replay will also be available on the Teradyne website www.teradyne.com. Click on “Investors” for a link to the replay. The replay will be available via phone and website through November 10, 2013.

Non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, Teradyne also discloses non-GAAP results of operations that exclude certain income items and charges. These results are provided as a complement to results provided in accordance with GAAP. Non-GAAP income from operations and non-GAAP net income exclude acquired intangible asset amortization, non-cash convertible debt interest, fair value inventory step-up related to LitePoint, pension and post retirement actuarial gains and losses, restructuring and other, and a gain from the sale of an equity investment, and include income taxes on a cash basis. GAAP requires that these items be included in determining income from operations and net income. Non-GAAP income from operations, non-GAAP net income, non-GAAP income from operations and non-GAAP net income as a percentage of revenue, and non-GAAP net income per share are non-GAAP measures presented to provide meaningful supplemental information regarding Teradyne’s baseline performance before gains, losses or other charges that may not be indicative of Teradyne’s current core business or future outlook. These non-GAAP measures are used to make operational decisions, to determine employee compensation, to forecast future operational results, and for comparison with Teradyne’s business plan, historical operating results and the operating results of Teradyne’s competitors. Non-GAAP gross margin excludes charges related to the fair value inventory step-up recorded as part of acquisition purchase accounting and pension and post retirement actuarial gains and losses. GAAP requires that this item be included in determining gross margin. Non-GAAP gross margin dollar amount and percentage are non-GAAP measures that management believes provide useful supplemental information for management and the investor. Management uses non-GAAP gross margin as a performance measure for Teradyne’s current core business and future outlook and for comparison with Teradyne’s business plan, historical gross margin results and the gross margin results of Teradyne’s competitors. Non-GAAP diluted shares include the impact of Teradyne’s call option on its shares. Management believes each of these non-GAAP measures provides useful supplemental information for investors, allowing greater transparency to the information used by management in its operational decision making and in the review of Teradyne’s financial and operational performance, as well as facilitating meaningful comparisons of Teradyne’s results in the current period compared with those in prior and future periods. A reconciliation of each available GAAP to non-GAAP financial measure discussed in this press release is contained in the attached exhibits and on the Teradyne website at www.teradyne.com by clicking on “Investors” and then selecting the “GAAP to Non-GAAP Reconciliation” link. The non-GAAP financial measures discussed in this press release may not be comparable to similarly titled measures used by other companies. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

About Teradyne

Teradyne (NYSE:TER) is a leading supplier of Automatic Test Equipment used to test semiconductors, wireless products, data storage and complex electronic systems which serve consumer, communications, industrial and government customers. In 2012, Teradyne had sales of $1.66 billion and currently employs approximately 3,700 people worldwide. For more information, visit www.teradyne.com. Teradyne(R) is a registered trademark of Teradyne, Inc. in the U.S. and other countries.

Safe Harbor Statement

This release contains forward-looking statements regarding future business prospects, Teradyne’s results of operations and market conditions. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees of future performance. You can identify these forward-looking statements based on the context of the statements and by the fact that they use words such as “will,” “anticipate,” “expect,” “project,” “intend,” “plan,” “believe,” “target” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. There can be no assurance that management’s estimates of Teradyne’s future results or other forward looking statements will be achieved. Important factors that could cause actual results to differ materially from those presently expected include: conditions affecting the markets in which Teradyne operates; decreased or delayed product demand; increased research and development spending; the closing of the sale of an equity investment and other events, factors and risks disclosed in filings with the SEC, including, but not limited to, the “Risk Factors” section of Teradyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and Quarterly Report on Form 10-Q for the period ended June 30, 2013. The forward-looking statements provided by Teradyne in this press release represent management’s views as of the date of this release. Teradyne anticipates that subsequent events and developments may cause management’s views to change. However, while Teradyne may elect to update these forward-looking statements at some point in the future, Teradyne specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Teradyne’s views as of any date subsequent to the date of this release.

TERADYNE, INC. REPORT FOR THIRD FISCAL QUARTER OF 2013

CONDENSED CONSOLIDATED OPERATING STATEMENTS

(In thousands, except per share amounts)

	Quarter Ended			Nine Months Ended
	September 29, 2013	June 30, 2013	September 30, 2012	September 29, 2013	September 30, 2012
Net revenues	$433,376	$428,889	$463,394	$1,142,632	$1,408,346
Cost of revenues (1) (2)	179,082	187,656	203,194	493,688	647,714

Gross profit	254,294	241,233	260,200	648,944	760,632

Operating expenses:
Engineering and development (1)	68,918	67,773	63,946	199,442	193,059
Selling and administrative (1)	72,917	69,230	69,030	210,037	207,727
Acquired intangible asset amortization	18,064	18,063	18,429	54,163	55,287
Restructuring and other (3)	889	259	683	1,480	(7,404)

Operating expenses	160,788	155,325	152,088	465,122	448,669

Income from operations	93,506	85,908	108,112	183,822	311,963

Interest and other (4)	(5,954)	(5,551)	(5,087)	(17,339)	(15,702)

Income before income taxes	87,552	80,357	103,025	166,483	296,261
Income tax provision	18,093	13,801	14,384	23,879	62,669

Net income	$69,459	$66,556	$88,641	$142,604	$233,592

Net income per common share:
Basic	$0.36	$0.35	$0.47	$0.75	$1.25

Diluted	$0.29	$0.28	$0.39	$0.61	$1.02

Weighted average common shares - basic	191,307	190,569	187,364	190,521	186,592

Weighted average common shares - diluted (5)	235,828	234,909	229,210	235,165	230,003

Net orders	$270,733	$473,815	$230,794	$1,144,630	$1,280,579

(1)	In the first quarter of 2012, we changed our accounting method from delayed recognition of actuarial gains and losses for our defined benefit pension plans and other post retirement benefit plans to immediate recognition. We elected to immediately recognize net actuarial gains and losses and the change in the fair value of plan assets in our operating results in the year in which they occur. Below are the pension (gains) and losses included in our operating results:

	Quarter Ended			Nine Months Ended
	September 29, 2013	June 30, 2013	September 30, 2012	September 29, 2013	September 30, 2012
Cost of revenues	$—	$(335)	$449	$(335)	$1,227
Engineering and development	—	(659)	936	(659)	2,399
Selling and administrative	—	(365)	552	(365)	1,365

	$—	$(1,359)	$1,937	$(1,359)	$4,991

(2)	Cost of revenues includes:

	Quarter Ended			Nine Months Ended
	September 29, 2013	June 30, 2013	September 30, 2012	September 29, 2013	September 30, 2012
Provision for excess and obsolete inventory	$3,841	$1,975	$5,481	$9,616	$16,408
Sale of previously written down inventory	(4,093)	(3,058)	(651)	(8,934)	(3,170)
Inventory step-up	—	—	—	—	6,089

	$(252)	$(1,083)	$4,830	$682	$19,327

(3)	Restructuring and other consists of:

	Quarter Ended			Nine Months Ended
	September 29, 2013	June 30, 2013	September 30, 2012	September 29, 2013	September 30, 2012
Employee severance	$1,337	$259	$683	$1,928	$969
Facility related	(448)	—	—	(448)	—
Contingent consideration fair value adjustment	—	—	—	—	(8,373)

	$889	$259	$683	$1,480	$(7,404)

(4)	Interest and other includes:

	Quarter Ended			Nine Months Ended
	September 29, 2013	June 30, 2013	September 30, 2012	September 29, 2013	September 30, 2012
Non-cash convertible debt interest expense	$4,018	$3,884	$3,506	11,656	$10,170

(5)	Under GAAP, when calculating diluted earnings per share, convertible debt must be assumed to have converted if the effect on EPS would be dilutive. Diluted shares assume the conversion of the convertible debt as the effect would be dilutive. Accordingly, for the quarters ended September 29, 2013, June 30, 2013 and September 30, 2012, and for the nine months ended September 29, 2013 and September 30, 2012, 23.3 million, 23.3 million, 21.9 million, 23.3 million and 22.4 million shares, respectively, have been included in diluted shares.

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	September 29, 2013	December 31, 2012
Assets
Cash and cash equivalents	$572,868	$338,920
Marketable securities	384,334	431,516
Accounts receivable	209,386	153,423
Inventories	123,032	139,410
Deferred tax assets	83,780	77,305
Prepayments and other current assets	120,980	95,487

Total current assets	1,494,380	1,236,061

Net property, plant and equipment	275,421	265,782
Marketable securities	202,087	235,872
Other assets	19,763	20,209
Retirement plan assets	5,020	3,282
Intangible assets	265,705	318,867
Goodwill	349,272	349,272

Total assets	$2,611,648	$2,429,345

Liabilities
Accounts payable	$67,734	$58,324
Accrued employees’ compensation and withholdings	78,616	86,264
Deferred revenue and customer advances	70,367	81,357
Other accrued liabilities	62,184	57,249
Accrued income taxes	25,249	12,306
Current debt	183,573	2,328

Total current liabilities	487,723	297,828

Long-term deferred revenue and customer advances	17,455	16,227
Retirement plan liabilities	95,982	94,373
Deferred tax liabilities	37,632	50,201
Long-term other accrued liabilities	21,355	21,302
Long-term debt	—	171,059

Total liabilities	660,147	650,990

Shareholders’ equity	1,951,501	1,778,355

Total liabilities and shareholders’ equity	$2,611,648	$2,429,345

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Quarter Ended		Nine Months Ended
	September 29, 2013	September 30, 2012	September 29, 2013	September 30, 2012
Cash flows from operating activities:
Net income	$69,459	$88,641	$142,604	$233,592
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	14,321	14,234	41,873	39,812
Amortization	22,175	22,046	66,100	65,790
Stock-based compensation	9,150	9,238	27,227	30,634
Provision for excess and obsolete inventory	3,841	5,481	9,616	16,408
Deferred taxes	(3,981)	(8,861)	(19,211)	7,076
Inventory step-up	—	—	—	6,089
Contingent consideration adjustment	—	—	—	(8,373)
Tax benefit related to stock options and restricted stock units	777	—	(807)	(7,600)
Retirement plan actuarial losses (gains)	—	1,937	(1,359)	4,991
Impairment loss on property, plant and equipment	—	—	1,074	—
Other	2,401	(312)	3,478	(783)

Changes in operating assets and liabilities:
Accounts receivable	18,822	140,660	(55,963)	(76,134)
Inventories	7,821	3,624	34,194	25,070
Prepayments and other assets	(9,035)	2,251	(26,312)	7,278
Accounts payable and accrued expenses	15,645	(44,740)	496	(17,600)
Deferred revenue and customer advances	(6,672)	(4,453)	(9,762)	(10,651)
Retirement plan contributions	(1,058)	(1,129)	(3,569)	(3,679)
Accrued income taxes	10,786	20,355	13,750	50,313

Net cash provided by operating activities	154,452	248,972	223,429	362,233

Cash flows from investing activities:
Purchases of property, plant and equipment	(32,127)	(33,328)	(82,925)	(91,132)
Purchases of marketable securities	(199,118)	(356,286)	(657,188)	(510,157)
Proceeds from maturities of marketable securities	133,355	70,230	401,901	156,422
Proceeds from sales of marketable securities	282,342	4,222	332,597	14,250

Net cash provided by (used for) investing activities	184,452	(315,162)	(5,615)	(430,617)

Cash flows from financing activities:
Issuance of common stock under stock option and stock purchase plans	7,140	975	16,778	17,959
Tax benefit related to stock options and restricted stock units	(777)	—	807	7,600
Payments of long-term debt	—	—	(1,063)	(1,246)
Payments of contingent consideration	—	(38,149)	(388)	(43,973)

Net cash provided by (used for) financing activities	6,363	(37,174)	16,134	(19,660)

Increase (decrease) in cash and cash equivalents	345,267	(103,364)	233,948	(88,044)
Cash and cash equivalents at beginning of period	227,601	589,056	338,920	573,736

Cash and cash equivalents at end of period	$572,868	$485,692	$572,868	$485,692

GAAP to Non-GAAP Earnings Reconciliation

(In millions, except per share amounts)

	Quarter Ended

	September 29, 2013	% of Net Revenues			June 30, 2013	% of Net Revenues			September 30, 2012	% of Net Revenues
Net revenues	$433.4				$428.9				$463.4

Gross profit—GAAP	$254.3	58.7%			$241.2	56.2%			$260.2	56.2%
Pension mark-to-market adjustments (1)	—	—			(0.3)	-0.1%			0.4	0.1%

Gross profit—non-GAAP	$254.3	58.7%			$240.9	56.2%			$260.6	56.2%

Income from operations - GAAP	$93.5	21.6%			$85.9	20.0%			$108.1	23.3%
Acquired intangible asset amortization	18.1	4.2%			18.1	4.2%			18.4	4.0%
Restructuring and other (2)	0.9	0.2%			0.3	0.1%			0.7	0.2%
Pension mark-to-market adjustments (1)	—	—			(1.4)	-0.3%			1.9	0.4%

Income from operations - non-GAAP	$112.5	26.0%			$102.9	24.0%			$129.1	27.9%

			Net Income per Common Share				Net Income per Common Share				Net Income per Common Share
	September 29, 2013	% of Net Revenues	Basic	Diluted	June 30, 2013	% of Net Revenues	Basic	Diluted	September 30, 2012	% of Net Revenues	Basic	Diluted
Net income —GAAP	$69.5	16.0%	$0.36	$0.29	$66.6	15.5%	$0.35	$0.28	$88.6	19.1%	$0.47	$0.39
Acquired intangible asset amortization	18.1	4.2%	0.09	0.08	18.1	4.2%	0.09	0.08	18.4	4.0%	0.10	0.09
Income tax adjustment (3)	2.5	0.6%	0.01	0.01	1.6	0.4%	0.01	0.01	(4.7)	-1.0%	(0.03)	(0.02)
Interest and other (4)	4.0	0.9%	0.02	0.02	3.9	0.9%	0.02	0.02	3.5	0.8%	0.02	0.02
Restructuring and other (2)	0.9	0.2%	0.00	0.00	0.3	0.1%	0.00	0.00	0.7	0.2%	0.00	0.00
Pension mark-to-market adjustments (1)	—	—	—	—	(1.4)	-0.3%	(0.01)	(0.01)	1.9	0.4%	0.01	0.01
Convertible share adjustment (5)	—	—	—	0.06	—	—	—	0.05	—	—	—	0.04

Net income—non-GAAP	$95.0	21.9%	$0.50	$0.46	$89.1	20.8%	$0.47	$0.43	$108.4	23.4%	$0.58	$0.53

GAAP and non-GAAP weighted average common shares—basic	191.3				190.6				187.4
GAAP weighted average common shares—diluted	235.8				234.9				229.2
Exclude dilutive shares from convertible note	(23.3)				(23.3)				(21.9)

Non-GAAP weighted average common shares—diluted (5)	212.5				211.6				207.3

(1) Actuarial (gain) loss recognized under GAAP in accordance with the Company’s mark-to-market pension accounting.
(2) Restructuring and other consists of:

	Quarter Ended
	September 29, 2013				June 30, 2013				September 30, 2012
Employee severance	$1.3				$0.3				$0.7
Facility related	(0.4)				—				—

	$0.9				$0.3				$0.7

(3)	For the quarters ended September 29, 2013, June 30, 2013 and September 30, 2012, adjustment to record income taxes on a cash basis.

(4)	For the quarters ended September 29, 2013, June 30, 2013 and September 30, 2012, Interest and other included non-cash convertible debt interest expense.

(5)	For the quarters ended September 29, 2013, June 30, 2013 and September 30, 2012, the calculation of non-GAAP diluted earnings per share gives benefit to the Company’s call option on its stock for 34.7 million shares at $5.48. As a result, 18.7 million, 18.7 million, and 16.8 million shares have been included in non-GAAP diluted shares and net interest expense of $2.3 million has been added back to non-GAAP net income for the non-GAAP diluted earnings per share calculation.

	Nine Months Ended
	September 29, 2013	% of Net Revenues			September 30, 2012	% of Net Revenues
Net Revenues	$1,142.6				$1,408.3
Gross profit - GAAP	$648.9	56.8%			$760.6	54.0%
Pension mark-to-market adjustments (1)	(0.3)	0.0%			1.2	0.1%
Inventory step-up	—	—			6.1	0.4%

Gross profit - non-GAAP	$648.6	56.8%			$767.9	54.5%
Income from operations - GAAP	$183.8	16.1%			$312.0	22.2%
Acquired intangible asset amortization	54.2	4.7%			55.3	3.9%
Restructuring and other (2)	1.5	0.1%			(7.4)	-0.5%
Pension mark-to-market adjustments (1)	(1.4)	-0.1%			5.0	0.4%
Inventory step-up	—	—			6.1	0.4%

Income from operations - non-GAAP	$238.1	20.8%			$371.0	26.3%

			Net Income per Common Share				Net Income per Common Share
	September 29, 2013	% of Net Revenues	Basic	Diluted	September 30, 2012	% of Net Revenues	Basic	Diluted
Net income - GAAP	$142.6	12.5%	$0.75	$0.61	$233.6	16.6%	$1.25	$1.02
Acquired intangible asset amortization	54.2	4.7%	0.28	0.23	55.3	3.9%	0.30	0.27
Income tax adjustment (3)	(6.3)	-0.6%	(0.03)	(0.03)	22.2	1.6%	0.12	0.11
Interest and other (4)	11.7	1.0%	0.06	0.05	10.2	0.7%	0.05	0.05
Restructuring and other (2)	1.5	0.1%	0.01	0.01	(7.4)	-0.5%	(0.04)	(0.04)
Pension mark-to-market adjustments (1)	(1.4)	-0.1%	(0.01)	(0.01)	5.0	0.4%	0.03	0.02
Inventory step-up	—	—	—	—	6.1	0.4%	0.03	0.03
Convertible share adjustment (5)	—	—	—	0.13	—	—	—	0.14

Net income - non-GAAP	$202.3	17.7%	$1.06	$0.99	$325.0	23.1%	$1.74	$1.60

GAAP and non-GAAP weighted average common shares—basic	190.5				186.6
GAAP weighted average common shares—diluted	235.2				230.0
Exclude dilutive shares from convertible note	(23.3)				(22.4)

Non-GAAP weighted average common shares—diluted (5)	211.9				207.6

(1) Actuarial (gains) losses recognized under GAAP in accordance with the Company’s mark-to-market pension accounting.
(2) Restructuring and other consists of:

	Nine Months Ended
	September 29, 2013				September 30, 2012
Employee severance	$1.9				$1.0
Facility related	(0.4)				—
Contingent consideration fair value adjustment	—				(8.4)

	$1.5				$(7.4)

(3)	For the nine months ended September 29, 2013 and September 30, 2012, adjustment to record income tax provision on a cash basis.

(4)	For the nine months ended September 29, 2013 and September 30, 2012, Interest and Other included non-cash convertible debt interest expense.

(5)	For the nine months ended September 29, 2013 and September 30, 2012, the calculation of non-GAAP diluted earnings per share gives benefit to the Company’s call option on its stock for 34.7 million shares at $5.48. As a result, 18.7 million and 17.5 million shares have been included in non-GAAP diluted shares and net interest expense of approximately $7.0 million has been added back to non-GAAP net income for the non-GAAP diluted earnings per share calculation.

GAAP to Non-GAAP Reconciliation of Fourth Quarter 2013 guidance:

GAAP and non-GAAP fourth quarter revenue guidance:	$260 million	to	$285 million

GAAP net income per diluted share	$0.04		$0.08

Exclude gain from the sale of an equity investment	(0.14)		(0.14)
Exclude acquired intangible asset amortization	0.08		0.08
Exclude non-cash convertible debt interest	0.02		0.02
Adjustment to record income taxes on a cash basis	0.00		0.01
Exclude dilutive shares from convertible note	0.00		0.02

Non-GAAP net income per diluted share	$0.00		$0.07

For press releases and other information of interest to investors, please visit Teradyne’s homepage at http://www.teradyne.com.

Contact:	Teradyne, Inc.
Andy Blanchard 978-370-2425
Vice President of Corporate Relations